ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DONNA S MOORE
JAMESON STANFORD RESOURECES

NV

Job:C20141201-1304
December 1, 2014

Special Handling Instructions:
12/1/14: Amend (name), FSC + new SBL, eMAILED

jph

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20140786067-41	11/26/2014 7:59:33 AM	1	$175.00	$175.00
Business License	20140786067-41	11/26/2014 7:59:33 AM	1	$0.00	$0.00
Total					$175.00

Payments

Type	Description	Amount
Credit	243400|14120150067906	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

DONNA S MOORE
JAMESON STANFORD RESOURECES

NV

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20140786067-41
Ross Miller	Filing Date and Time
Secretary of State	11/26/2014 7:59 AM
State of Nevada	Entity Number
	E0307722009-9

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

JAMESON STANFORD RESOURCES CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

SEE ATTACHMENT "A" ATTACHED HERETO, WHICH IS INCORPORATED BY REFERENCE.

* Please note that this amends articles 1: to change name to: STAR MOUNTAIN RESOURCES, INC. and Article 3 to amend capitalization.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ~~NOVEMBER 11, 2014~~ 58.4% (DM)

4. Effective date and time of filing: (optional) Date: Dec. 15, 2014 Time: 6:00 am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature: Donna S. Moore]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment A

Article 1: The name of this Corporation shall be changed from "Jameson Stanford Resources Corporation" to "Star Mountain Resources, Inc."

Article 3 is hereby amended to read in its entirety as follows:

> Article 3. Authorized Stock: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000,000, consisting of (i) 350,000,000 shares of common stock, par value $0.001 ("Common Stock"), and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding.

CERTIFICATE OF OFFICER

JAMESON STANFORD RESOURCES CORPORATION

The undersigned, Donna S. Moore, Interim Chief Financial Officer of **JAMESON STANFORD RESOURCES CORPORATION**, a Nevada corporation (the "Corporation"), does hereby certify as follows on behalf of the Corporation that the Written Consent of the Board of Directors and Written Consent in Lieu of Meeting of the Stockholders, each with an effective date of November 11, 2014, as set forth above (the "Written Consents") are true and correct copies of the Written Consents adopted by the Board of Directors of the Corporation and the indicated stockholders of the Corporation. The Written Consents have not been amended, modified or rescinded, and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 24th day of November, 2014.

JAMESON STANFORD RESOURCES CORPORATION

Donna S. Moore

Donna S. Moore
Interim Chief Financial Officer

STATE OF ARIZONA
COUNTY OF MARICOPA

Sworn to and subscribed before me this 24th day of November, 2014, by Donna S. Moore, who is personally known to me or who has produced AZ D.L. # D0566508 as identification.

Notary's Signature ______

Print Notary's Name Gregg C.E. Johnson
NOTARY PUBLIC, State of Arizona

My commission expires: 09/22/2016

Gregg C. E. Johnson
NOTARY PUBLIC - ARIZONA
MARICOPA COUNTY
My Commission Expires
September 22, 2016

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
JAMESON STANFORD RESOURCES CORPORATION

The undersigned, being all of the members of the Board of Directors (the "Board") of **JAMESON STANFORD RESOURCES CORPORATION**, a Nevada corporation (the "Corporation"), do hereby consent that when all of the undersigned have executed this Written Consent or a counterpart thereof, such counterparts when taken together shall constitute one and the same Written Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted by the Corporation's Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Board deems it advisable and in the best interests of the Corporation to amend the Corporation's articles of incorporation, as amended (the "Articles") to (i) change the corporate name from Jameson Stanford Resources Corporation to Star Mountain Resources, Inc. (the "Name Change"), and (ii) increase the Corporation's authorized capital stock from 350,000,000 shares to 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock (the "Share Increase Amendment," and together with the Name Change Amendment, the "Amendments"); and

WHEREAS, the Board deems it advisable and in the best interests of the Corporation to cause the Certificate of Amendment to Articles of Incorporation, substantially in the form attached hereto as Exhibit A (the "Certificate of Amendment"), to be filed with the Secretary of State of Nevada to effect the Amendments;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the filing with the Secretary of State of Nevada of the Certificate of Amendment in order to effect the Amendments; and be it

FURTHER RESOLVED, that the Board hereby directs that the amendment of the Corporation's Articles to effect the Amendments be submitted to the stockholders of the Corporation for their consideration and approval, and recommends that the Corporation's stockholders approve the amendment of the Corporation's Articles; and be it

FURTHER RESOLVED, that the Corporation approves the filing of the Certificate of Amendment; and be it

FURTHER RESOLVED, that the Corporation shall notify the Corporation's stockholders of the amendment of the Corporation's Articles to effect the Amendments and approves of the officers of the Corporation mailing or otherwise delivering, or causing the mailing or delivery of such notification to the stockholders of the Corporation entitled to notice of the matters set forth in this Written Consent; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that each of the proper officers of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses, as in his or her judgment shall be necessary, appropriate or advisable to carry out and effectuate the purpose and intent of any and all of the foregoing resolutions; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein.

Dated: November 11, 2014

"Joseph Marchal"

____

Joseph Marchal

"Edward Brogan"

____

Edward Brogan

"Douglas MacLellan"

____

Douglas MacLellan

WRITTEN CONSENT IN LIEU OF MEETING
OF THE STOCKHOLDERS OF
JAMESON STANFORD RESOURCES CORPORATION

November 11, 2014

The undersigned, being a majority of the stockholders of **JAMESON STANFORD RESOURCES CORPORATION**, a Nevada corporation (the "Corporation"), hereby adopt the following resolution by written consent:

RESOLVED, that the undersigned stockholders hereby ratify and approve the Corporation's actions set forth in the Written Consent of the Board of Directors of the Corporation dated as of November 11, 2014.

IN WITNESS WHEREOF, the undersigned, being a majority of the stockholders of the Corporation, have executed this written consent, which may be executed in multiple counterparts, all of which taken together shall constitute one original, the actions taken herein to be effective as of the date first written above.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage Owned (1)
Edward Brogan	1,374,000	8.8%
Joseph Marchal	3,676,861	23.5%
Summit Capital USA, Inc.	1,801,776	11.5%
Donald and Susan Sutherland	2,286,000	14.6%
Total	9,138,637	58.4%

(1) Calculated on the basis of 15,644,729 shares of common stock issued and outstanding.

"Edward Brogan"
____
Edward Brogan

"Joseph Marchal"
____
Joseph Marchal

SUMMIT CAPITAL USA, INC.

"Gregg C E Johnson"
By:______________________________
Name: Gregg C E Johnson
Title: Chief Executive Officer

DONALD W. SUTHERLAND AND SUSAN SUTHERLAND REVOCABLE TRUST

"Donald Sutherland"
By:______________________________
Name: Donald Sutherland
Title: Trustee

SCS MRHS IRREVOCALBLE TRUST

"Donald Sutherland"
By:______________________________
Name: Donald Sutherland
Title: Trustee

MRHS 2013 IRREVOCABLE TRUST

"Donald Sutherland"
By:______________________________
Name: Donald Sutherland
Title: Trustee

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

STAR MOUNTAIN RESOURCES, INC.
Nevada Business Identification # NV20091317449

Expiration Date: June 30, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 1, 2014

ROSS MILLER
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.